EXHIBIT 99.1

Northern Technologies International Corporation Reports Record Sales for Fiscal 2012

MINNEAPOLIS, Nov. 20, 2012 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (Nasdaq:NTIC) today reported its financial results for fiscal 2012. Highlights of NTIC's financial and operating results include:

  NTIC's consolidated net sales increased 16.7% during the fiscal 2012 compared to fiscal 2011. This increase was primarily a result of increased sales made by Zerust Brazil and increased sales of Natur-Tec® products and ZERUST® rust and corrosion inhibiting packaging products and services.

  Net sales of Natur-Tec® products increased 84.0% during fiscal 2012 compared to fiscal 2011.

  NTIC's consolidated net sales for fiscal 2012 included $4,543,982 of sales made by Zerust Brazil, and of those sales, $2,466,000 in sales were made to the oil and gas industry sector in Brazil.

  During fiscal 2010, Zerust Brazil received a Phase 1 contract for an initial implementation of $1.4 million (BRL$ 2.5 million) in ZERUST® products which was delivered in fiscal 2010 and fiscal 2011. During fiscal 2011, Zerust Brazil signed a Phase 2 contract with Petroleo Brasileiro S.A. (Petrobras) to supply $2.4 million (BRL$ 4.21 million) in ZERUST® products. During fiscal 2012, Petrobras expanded this Phase 2 contract to supply an additional $657,000 (BRL$ 1.15 million) in ZERUST® products, bringing the total Phase 2 contract value to $3.1 million (BRL$ 5.36 million) in ZERUST® products. During early fiscal 2013, Zerust Brazil signed a Phase 3 contract with Petrobras to supply $3.7 million (BRL$ 7.5 million) in ZERUST® products.

  Income provided by NTIC's joint venture operations decreased 13.1% or $1,523,515 to $10,142,707 for fiscal 2012, compared to $11,666,222 for the same respective prior fiscal year periods. These decreases were due in part to a 6.2% decrease in total net sales of NTIC's joint ventures to $111,830,961 during fiscal 2012 compared to $119,276,553 for fiscal 2011 and a $452,500 loss associated with the disposal of the Polymer Energy facility in India.

  Net income attributable to NTIC decreased 11.6% to $3,448,196, or $0.78 per diluted common share, for fiscal 2012 compared to $3,900,120, or $0.89 per diluted common share, for fiscal 2011.

"The March 2012 delivery of over $3 million in ZERUST® products to Petrobras represented the single largest delivery to a customer in NTIC's history, and given the $3.7 million Phase 3 contract entered into in October 2013 we are confident of the expansion of ZERUST® technologies at Petrobras in the future. Furthermore, in addition to this continued success in Brazil, after winning two technology innovation awards from NACE, we are seeing increased interest in our storage tank protection and long-term preservation solutions in the United States. At the same time, we are pleased with the healthy sales growth of ZERUST® products in North America during fiscal 2012 compared to fiscal 2011.  Strong sales and earnings growth of industrial ZERUST® products from other regions, however, have eluded us as the ongoing sovereign debt crises in various European countries have adversely affected the European economies and the value of the EURO and the currency values of other key supplier countries like China and India. We are being exceptionally cautious as we watch for firm signs of industrial recovery in Europe and worldwide." said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

During fiscal 2012, 92% of NTIC's consolidated net sales were derived from sales of ZERUST® products and services, which increased 13.1% to $20,971,275 during fiscal 2012 compared to $18,542,523 during fiscal 2011 due to increased demand from existing customers and the addition of new customers.

7.9% of NTIC's consolidated net sales were derived from sales of Natur-Tec® products compared to 5.0% during fiscal 2011. Net sales of Natur-Tec® products increased 84.0% during fiscal 2012 compared to fiscal 2011. This increase was due to increased sales to Natur-Tec® distributors in the United States.

"We have continued to see tremendous opportunities for finished bioplastic products and have continued to strengthen and expand our North American distribution network for finished Natur-Tec® bioplastic products. At the same time, an iconic U.S. brand has continued to expand the implementation of Natur-Tec® bioplastic packaging across more segments of their supply chain as they source finished products from India and other countries in south Asia. Furthermore, while the Italian government has delayed the broader enforcement of its ban on non-biodegradable plastic supermarket bags until the end of 2012, based upon recent market feedback and the receipt of an initial volume order, we remain optimistic about this region and still expect sales to this region to increase starting in second quarter of fiscal 2013," said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

NTIC's equity in income of joint ventures decreased 0.3% to $5,519,795 during fiscal 2012 compared to $5,536,243 during fiscal 2011. During fiscal 2012, the shareholders of NTIC's joint venture in India, Harita NTI Limited, waived past due fees for services from both fiscal 2011 and fiscal 2012 in the aggregate amount of $985,204. Since the waiver of fees was taken by all shareholders mutually, such action did not directly impact the earnings of either NTIC or HNTI. However, as a result of such action, NTIC recognized a reversal of fees for services provided to joint ventures of $492,602 and a corresponding increase in equity in income of joint ventures during fiscal 2012. The primary purpose of the waiver of fees was to strengthen HNTI's working capital going forward. In addition, in fiscal 2012, HNTI experienced write downs of an aggregate of $905,000 related to the write down to market value of a Polymer Energy unit that HNTI was previously attempting to sell. As a result, during fiscal 2012, NTIC absorbed 50% of this loss and, accordingly, recognized a decrease in equity in income of $452,500 during fiscal 2012.

NTIC recognized a 24.6% decrease in fees for services provided to joint ventures during fiscal 2012 compared to fiscal 2011. This decrease was primarily a result of the waiver of fees by the shareholders of HNTI as described previously and a 6.2% decrease in total net sales of NTIC's joint ventures to $111,830,961 during fiscal 2012 compared to $119,276,553 for fiscal 2011. Total net sales of NTIC's joint ventures were adversely affected in part by the European sovereign debt crises, which NTIC believes adversely affected the net sales of NTIC's European joint ventures as well as certain of NTIC's other non-European joint ventures, and the weakening of the EURO and other currencies compared to the U.S. dollar.

NTIC's total operating expenses increased slightly 0.2% or $27,134 to $13,825,806 during fiscal 2012 compared to $13,798,672 for fiscal 2011 primarily as a result of an increase in selling expenses, general and administrative expenses and expenses incurred in support of joint ventures, partially offset by decreases in research and development expenses, and reflected NTIC's efforts to hold expenses stable given the uncertainties in the global economy.

NTIC expenses all costs related to product research and development as incurred.  NTIC incurred $3,875,581 and $4,364,109 of expense during fiscal 2012 and 2011, respectively, in connection with its research and development activities.  These represent net amounts after being reduced by reimbursements related to certain research and development contracts. Such reimbursements totaled $365,940 and $219,175 for fiscal 2012 and fiscal 2011, respectively. NTIC anticipates that it will spend between $3,500,000 and $3,800,000 in total during fiscal 2013 on research and development activities related to its new technologies. This estimate is a net range after being reduced by anticipated reimbursements related to certain research and development contracts.

Net income attributable to NTIC decreased 11.6% to $3,448,196, or $0.78 per diluted common share, for fiscal 2012 compared to $3,900,120, or $0.89 per diluted common share, for fiscal 2011. This decrease was primarily the result of a decrease in income from NTIC's joint ventures, partially offset by increased sales and earnings of NTIC's North American businesses as well as an increase in sales and earnings of NTIC's subsidiary in Brazil . NTIC anticipates that its quarterly net income will remain subject to significant volatility primarily due to the financial performance of its joint ventures and sales of its ZERUST® products and services into the oil and gas industry and Natur-Tec® bioplastics products, which sales fluctuate more on a quarterly basis than the traditional ZERUST® business

NTIC's working capital was $10,546,163 as of August 31, 2012, including $4,137,547 in cash and cash equivalents compared to $9,085,748 as of August 31, 2011, including $3,266,362 in cash and cash equivalents. With respect to NTIC's joint venture operations, dividends received from joint ventures are reflected in NTIC's cash flows from investing activities and not cash flows from operating activities. Accordingly, NTIC's cash flows from investing activities are typically positive while its cash flows from operating activities are typically negative. Of the $1,351,468 of net cash provided by investing activities during fiscal 2012, $3,060,545 was from dividends received from joint ventures.

Outlook

For the fiscal year ending August 31, 2013, NTIC expects its net sales to range between $27.0 million and $28 million, inclusive of sales made by NTIC's majority-owned subsidiary in Brazil, and expects net income of between $4.4 million to $4.7 million, or between $1.00 and $1.05 per diluted share.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Standard Time to review its results of operations for fiscal 2012 and future outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC's website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 70267468.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 55 countries either directly or via a network of joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 35 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

The Northern Technologies International Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5481

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC's expectations regarding its future financial performance and other statements that can be identified by words such as "believes," "anticipates," "expects," "intends," "continue," "potential," "outlook," "will," "would," "should" or words of similar meaning, the use of future date and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order:  NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; risks related to the European sovereign debt crisis and the related economic and political unrest in Europe; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2012 AND 2011

	August 31, 2012	August 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 4,137,547	$ 3,266,362
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $20,000 at August 31, 2012 and 2011	2,516,961	2,515,316
Trade joint ventures	734,543	1,149,666
Fees for services provided to joint ventures	1,316,933	2,129,911
Income taxes	58,129	0--
Inventories	4,151,197	3,842,854
Prepaid expenses	548,331	364,805
Deferred income taxes	596,085	221,600
Total current assets	14,059,726	13,490,514

PROPERTY AND EQUIPMENT, net	4,288,618	3,636,335

OTHER ASSETS:
Investments in joint ventures	21,461,492	20,559,509
Deferred income taxes	1,030,610	1,410,700
Patents and trademarks, net	961,181	903,038
Other	76,000	39,646
Total other assets	23,529,283	22,912,893
Total assets	$ 41,877,627	$ 40,039,742

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of note payable	$ 76,120	$ 76,119
Accounts payable	1,818,309	2,032,614
Income tax payable	--	195,762
Accrued liabilities:
Payroll and related benefits	1,565,866	1,629,355
Deferred joint venture royalties	288,000	288,000
Other	251,350	182,916
Total current liabilities	3,999,645	4,404,766

NOTE PAYABLE, NET OF CURRENT PORTION	933,413	1,009,533
COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000 shares; issued and outstanding 4,403,656 and 4,353,058 , respectively	88,073	87,061
Additional paid-in capital	11,130,966	10,137,809
Retained earnings	25,260,034	21,811,838
Accumulated other comprehensive income	277,583	2,496,940
Stockholders' equity	36,756,656	34,533,648
Non-controlling interests	187,913	91,795
Total equity	36,944,569	34,625,443
Total liabilities and equity	$ 41,877,627	$ 40,039,742
See notes to consolidated financial statements.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS YEARS ENDED AUGUST 31, 2012 AND 2011

	2012	2011
NET SALES:
Net sales, excluding joint ventures	$ 20,227,719	$ 16,594,004
Net sales, to joint ventures	2,553,934	2,932,523
Total net sales	22,781,653	19,526,527

Cost of goods sold	14,528,785	12,768,640
Gross profit	8,252,868	6,757,887

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	5,519,795	5,536,243
Fees for services provided to joint ventures	4,622,912	6,129,979
To Total joint venture operations	10,142,707	11,666,222

OPERATING EXPENSES:
Selling expenses	4,585,901	4,090,704
General and administrative expenses	4,309,410	4,343,283
Expenses incurred in support of joint ventures	1,054,914	1,000,576
Research and development expenses	3,875,581	4,364,109
Total operating expenses	13,825,806	13,798,672

OPERATING INCOME	4,569,769	4,625,437

INTEREST INCOME	54,652	108,692
INTEREST EXPENSE	(29,388)	(59,541)
OTHER INCOME	21,613	27,300

INCOME BEFORE INCOME TAX EXPENSE	4,616,646	4,701,888

INCOME TAX EXPENSE	1,041,000	706,000

NET INCOME	3,575,646	3,995,888

NET INCOME ATTRIBUTABLE TO NON CONTROLLING INTEREST	127,450	95,768

NET INCOME ATTRIBUTABLE TO NTIC	$ 3,448,196	$ 3,900,120

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$ 0.79	$ 0.90
Diluted	$ 0.78	$ 0.89

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,391,424	4,325,863
Diluted	4,451,594	4,404,100

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS YEARS ENDED AUGUST 31, 2012 and 2011
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 3,575,646	$ 3,995,888
Adjustments to reconcile net income to net cash used in operating activities:
Expensing of fair value of stock options vested	288,396	177,937
Change in allowance for doubtful accounts	—	—
Depreciation expense	351,118	335,877
Amortization expense	128,921	157,728
Loss on disposal of assets	870	(52,425)
Equity in income from joint ventures	(5,519,795)	(5,536,243)
Deferred income taxes	5,605	321,600
Receivables:
Trade, excluding joint ventures	(156,979)	(287,547)
Trade, joint ventures	415,123	66,415
Fees for services receivables, joint ventures	812,978	(829,097)
Income taxes	(61,144)	—
Inventories	(365,800)	(203,685)
Prepaid expenses and other	(220,837)	(242,237)
Accounts payable	(123,512)	311,377
Income tax payable	(165,308)	21,260
Accrued liabilities	646,024	626,929
Net cash used in operating activities	(388,693)	(1,136,223)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in joint ventures	(484,545)	(38,217)
Dividends received from joint ventures	3,060,545	2,838,437
Additions to property and equipment	(1,037,468)	(567,257)
Proceeds from sale of property and equipment	—	100,000
Additions to patents	(187,064)	(148,048)
Net cash provided by investing activities	1,351,468	2,184,915

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable	(76,119)	(59,270)
Dividend paid to non-controlling interest	—	(33,173)
Proceeds from employee stock purchase plan	55,410	36,726
Proceeds from exercise of stock options	34,530	464,436
Net cash provided by financing activities	13,821	408,719

EFFECT OF EXCHANGE RATE CHANGES ON CASH:	(105,411)	32,789

NET INCREASE IN CASH AND CASH EQUIVALENTS	871,185	1,490,200
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	3,266,362	1,776,162

CASH AND CASH EQUIVALENTS AT END OF YEAR	$ 4,137,547	$ 3,266,362

CONTACT: Investor and Media Contacts:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600